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                                                             Exhibit 99-A(10)(b)
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MINNESOTA LIFE                                                                                   SUPPLEMENT TO APPLICATION PART 1
                                                                                            VARIABLE ADJUSTABLE LIFE SECOND DEATH
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Minnesota Life Insurance Company - Individual Policy Issues - 400 Robert Street North - St. Paul, Minnesota 55101-2098
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TO BE COMPLETED ONLY IF APPLYING FOR ADDITIONAL BENEFITS AND AGREEMENTS.

Supplement to the Application Part 1 dated:
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First Insured's Name (Last, First, Middle Initial)                                                  Date of Birth (Mo., Day, Yr.)

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Second Insured's Name (Last, First, Middle Initial)                                                 Date of Birth (Mo., Day, Yr.)
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ADDITIONAL BENEFITS AND AGREEMENTS

/ / Estate Preservation Agreement
       Designated Life...................................................................................

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       Face Amount (cannot exceed 122% of base amount).......................................................$
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/ / Waiver of Premium Agreement (available on either insured or both)....................../ / First Insured  / / Second Insured
/ / Single Life Term Insurance Agreement (available on either insured or both)............./ / First Insured  / / Second Insured
       Face Amount for First Insured.........................................................................$
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       Face Amount for Second Insured........................................................................$
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SINGLE LIFE TERM INSURANCE AGREEMENT BENEFICIARY
Beneficiaries: Beneficiaries may be labeled Class 1, 2 or 3; the class determines the order in which death proceeds should be paid.
If there is more than one surviving Beneficiary in the same class, they will share benefits equally, unless we are told otherwise.
The Owner may change any Beneficiary unless designated "Irrevocable" below. All of this is subject to the complete Beneficiary provisions in the policy. If the Beneficiary is a Trust, please indicate the date it was established and give its complete name.

Beneficiary for first insured
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     CLASS                  PRINT GIVEN NAME, MIDDLE INITIAL AND SURNAME (IF CORPORATE                      RELATIONSHIP TO
                             BENEFICIARY, GIVE FULL NAME AND STATE OF INCORPORATION.)                            INSURED
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Beneficiary for second insured
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     CLASS                  PRINT GIVEN NAME, MIDDLE INITIAL AND SURNAME (IF CORPORATE                      RELATIONSHIP TO
                             BENEFICIARY, GIVE FULL NAME AND STATE OF INCORPORATION.)                            INSURED
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Correspondence should be sent to                                                   (may be different than premium payor.)
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                                 (Name of joint owner to receive correspondence.)

Additional information may be provided in the additional remarks section of the Application Part 1 (page 2) or in a cover memo.

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F MHC-43186V 10-1998